Sub-Item 77(O):  Transactions Effected Pursuant to Rule 10f-3

The following constitutes the required report of securities that were acquired during the existence of an underwriting or selling syndicate in which an affiliated broker-dealer was a participant for the period October 1, 2014 through March 31, 2015.

Name of Fund:  Blackstone Alternative Multi-Manager Fund
Name of Issuer:  Hortonworks, Inc.
Name of Underwriter or Dealer from whom Purchased:  Pacific
Crest Securities LLC
Other Members of the Underwriting Syndicate:   Blackstone
Advisory Partners L.P.; Goldman, Sachs & Co.; Credit Suisse
Securities (USA) LLC; RBC Capital Markets, LLC; Wells Fargo
Securities, LLC
Date of Purchase:  December 12, 2014
Total Amount of Offering:  6,250,000 shares
Number of Securities Purchased:  300
Dollar Amount of Purchase:  $4,800.00
Price Per Unit:  $16.00
Executing Sub-Adviser:  Wellington Management Company LLP

Name of Fund:  Blackstone Alternative Multi-Manager Fund
Name of Issuer:  LendingClub Corporation
Name of Underwriter or Dealer from whom Purchased:  Morgan
Stanley & Co. LLC
Other Members of the Underwriting Syndicate:  Goldman, Sachs
& Co.; Credit Suisse Securities (USA) LLC; Citigroup Global Markets Inc.; Allen & Company LLC; Stifel, Nicolaus & Company,
Incorporated; BMO Capital Markets Corp.; William Blair &
Company, L.L.C.; Wells Fargo Securities; LLC
Date of Purchase:  December 11, 2014
Total Amount of Offering:  58,000,000 shares
Number of Securities Purchased:  61,548
Dollar Amount of Purchase:  $923,220.00
Price Per Unit:  $15.00
Executing Sub-Adviser:  GS Investment Strategies, LLC

Name of Fund:  Blackstone Alternative Multi-Manager Fund
Issuer:  Citizens Financial Group, Inc.
Name of Underwriter or Dealer from whom Purchased:  Morgan
Stanley & Co. LLC
Other Members of the Underwriting Syndicate:  Goldman, Sachs
& Co.; J.P. Morgan Securities LLC; Citigroup Global Markets Inc.;
Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; RBS Securities Inc.; UBS Securities LLC; Wells Fargo Securities, LLC; Barclays Capital Inc.; Keefe, Bruyette & Woods, Inc.;
Oppenheimer & Co. Inc.; RBC Capital Markets, LLC; Sandler
O?Neill & Partners, L.P.
Date of Purchase:  March 23, 2015
Total Amount of Offering:  135,000,000 shares
Number of Securities Purchased:  175,956
Dollar Amount of Purchase:  $4,178,955.00
Price Per Unit:  $23.75
Executing Sub-Adviser:  GS Investment Strategies, LLC

Name of Fund:  Blackstone Alternative Multi-Strategy Fund
Name of Issuer:  Hortonworks, Inc.
Name of Underwriter or Dealer from whom Purchased:  Pacific
Crest Securities LLC
Other Members of the Underwriting Syndicate:   Blackstone
Advisory Partners L.P.; Goldman, Sachs & Co.; Credit Suisse
Securities (USA) LLC; RBC Capital Markets, LLC; Wells Fargo
Securities, LLC
Date of Purchase:  December 12, 2014
Total Amount of Offering:  6,250,000
Number of Securities Purchased:  100
Dollar Amount of Purchase:  $1,600.00
Price Per Unit:  $16.00
Executing Sub-Adviser:  Wellington Management Company LLP

Name of Fund:  Blackstone Alternative Multi-Strategy Fund
Name of Issuer:  LendingClub Corporation
Name of Underwriter or Dealer from whom Purchased:  Morgan
Stanley & Co. LLC
Other Members of the Underwriting Syndicate:  Goldman, Sachs
& Co.; Credit Suisse Securities (USA) LLC; Citigroup Global Markets Inc.; Allen & Company LLC; Stifel, Nicolaus & Company,
Incorporated; BMO Capital Markets Corp.; William Blair &
Company, L.L.C.; Wells Fargo Securities; LLC
Date of Purchase:  December 11, 2014
Total Amount of Offering:  58,000,000 shares
Number of Securities Purchased:  34,665
Dollar Amount of Purchase:  $519,975.00
Price Per Unit:  $15.00
Executing Sub-Adviser:  GS Investment Strategies, LLC

Name of Fund:  Blackstone Alternative Multi-Strategy Fund
Issuer:  Citizens Financial Group, Inc.
Name of Underwriter or Dealer from whom Purchased:  Morgan
Stanley & Co. LLC
Other Members of the Underwriting Syndicate:  Goldman, Sachs
& Co.; J.P. Morgan Securities LLC; Citigroup Global Markets Inc.;
Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; RBS Securities Inc.; UBS Securities LLC; Wells Fargo Securities, LLC; Barclays Capital Inc.; Keefe, Bruyette & Woods, Inc.;
Oppenheimer & Co. Inc.; RBC Capital Markets, LLC; Sandler
O?Neill & Partners, L.P.
Date of Purchase:  March 23, 2015
Total Amount of Offering:  135,000,000 shares
Number of Securities Purchased:  145,609
Dollar Amount of Purchase:  $3,458,213.75
Price Per Unit:  $24.75
Executing Sub-Adviser:  GS Investment Strategies, LLC

For all transactions listed, the determination described in paragraph (b)(10)(iii) of rule 10f-3 was made based on the following information:
(1)	Type of Security - the securities to be purchased were:
a.	part of an issue registered under the Securities
Act of 1933 which is being offered to the public,
Eligible Municipal Securities, an Eligible Foreign
Offering or an Eligible Rule 144A Offering, in each
case, as defined in rule 10f-3;
b.	purchased at not more than the public offering
price prior to the end of the first full business day
after the first date on which the issue is offered
to the public, if not offered for subscription upon
exercise of rights or, if so offered, purchased on
or before the fourth day preceding the day on
which the rights offering terminates; and
c.	offered pursuant to a firm commitment
underwriting, except those purchased by other
pursuant to a rights offering;
(2)	Reasonable Commission - the commission, spread or
profit received by the principal underwriters of the
securities was fair and reasonable compared to the
commission, spread or profit received by other persons in connection with the underwriting of similar securities being sold during a comparable period of time;
(3)	Continuous Operation
a.	with respect to non-municipal securities, the
issuer of the securities purchased were in
continuous operation for not less than three
years, including the operations of any
predecessor;
b.	with respect to municipal securities, the issue
received an investment grade rating from at least
one nationally recognized statistical rating
organization (?NRSRO?) or if the issuer, or entity
supplying the revenue from which the issue is to
be paid, has been in continuous operation for less
than three years, including the operation of any
predecessors, the issue received one of the three
highest ratings from one NRSRO;
(4)	Percentage Limitation
a.	the aggregate amount of securities (other than
securities purchased in an Eligible 144A Offering)
of any class of issue to be purchased by (i) all
accounts other than the Fund with respect to
which the executing Sub-Adviser has investment
discretion; and (ii) Fund assets over which the
executing Sub-Adviser has investment discretion,
did not exceed 25% of the principal amount of
the class of securities being offered;
b.	in the case of securities purchased in an Eligible
Rule 144A Offering, 25% of the principal amount
of the offering of such class sold by underwriters
or members of the selling syndicate sold to
qualified institutional buyers plus the principal
amount of the offering of such class in any
concurrent public offering;
(5)	Benefit to Affiliate
a.	no purchase of securities was made directly or
indirectly from any participant in the
underwriting syndicate that was affiliated with
the Fund or the executing Sub-Adviser;
b.	in the case of syndicates that are managed by an
affiliate, the syndicate manager did not benefit directly or indirectly from the transaction or, with respect to municipal securities, the purchases were not designated as group sales.